UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant [ X ]

Filed by a Party other than the registrant [   ]

Check the appropriate box:

[   ] Preliminary proxy statement.

[   ] Definitive proxy statement.

[X] Definitive additional materials.

[   ] Soliciting material under Rule 14a-12.

[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

Lord Abbett Research Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of filing fee (check the appropriate box):

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Lord Abbett Classic Stock Fund

Proxy Vote & Merger

This document is intended for select internal use to provide our Due Diligence, Relationship Management, Marketing and Sales personnel. This is NOT intended for external use or firm-wide distribution.

Background

In an effort to improve the quality of our clients’ investment experience, shareholders of Lord Abbett Classic Stock Fund are being asked to approve a merger that would combine the Fund with Lord Abbett Calibrated Dividend Growth Fund. The Fund is expected to be merged into Calibrated Dividend Growth after the close of business on October 18, 2013. Through this merger, we believe that Classic Stock Fund’s shareholders will benefit from being able to pursue a similar investment goal as part of a larger fund with lower expenses.

Proxy Vote

Shareholders of Classic Stock Fund will be asked to vote on this proposal either by Internet, phone or mail – or at a meeting scheduled to be held on October 11, 2013. Shareholders of Calibrated Dividend Growth Fund will not be solicited because their approval or consent is not necessary for the merger to proceed.

If the merger is completed, Classic Stock Fund shareholders will become shareholders of Calibrated Dividend Growth Fund. They will receive Calibrated Dividend Growth Fund shares of the same class with a total value equal to their investment in Classic Stock Fund. The merger is expected to be a tax-free reorganization for federal income tax purposes, and shareholders will not be charged any sales charges, commissions, or other fees in connection with it. The merger currently is expected to take place on October 18, 2013.

In addition, shareholders of Classic Stock Fund will be asked to vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the Fund’s independent registered public accounting firm for the fiscal year ending November 30, 2013.

Proxy solicitation materials are expected to be mailed on August 29, 2013. The materials will provide more information about the proposed merger and Calibrated Dividend Growth Fund.

Questions & Answers

1.	Who is eligible to vote?

Classic Stock Fund shareholders of record on July 23, 2013 are eligible to vote on the proposals, even if they have since redeemed some or all of their shares. Shareholders who first purchased shares of Classic Stock Fund after July 23rd are not eligible to vote.

2.	Why aren’t Calibrated Dividend Growth Fund shareholders being asked to vote?

Shareholders of Calibrated Dividend Growth Fund are not being asked to vote because their approval or consent is not necessary for the merger to proceed. If the merger is completed, Calibrated Dividend Growth Fund will keep the same investment mandate, portfolio managers, pricing, and other attributes.

3.	When are shareholders able to vote?

The proxy solicitation period commences on August 29, 2013 and concludes at the shareholder meeting

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on October 11, 2013.

4.	How do shareholders vote?

Shareholders can vote in any of the following ways:

    Via the Internet – www.proxyvote.com
    By telephone – 1-800-690-6903 for automated voting or 1-888-991-1294 for the Broadridge call center
    By mail (return proxy card to the address indicated)
    At the shareholder meeting on October 11, 2013, which will be held at 9:00 am at Lord Abbett’s home office.

5.	When can I contact shareholders regarding the proxy solicitation?

Prior to August 29th:

•	CAN contact home offices and FAs
•	CAN communicate basic information (stay within scope of 6/21/2013 prospectus sticker)
•	CANNOT contact shareholders
•	CANNOT distribute copies of proxy materials
•	CANNOT solicit, persuade, influence, etc.

On August 29th and thereafter:

•	CAN contact home offices, FAs & shareholders
•	CAN distribute copies of proxy materials
•	CAN solicit, persuade, influence, etc.

6.	Can I contact shareholders by email?

The preferred method of communication is by telephone. Email should be used only to refer shareholders to the prospectus sticker, the proxy materials, or Lord Abbett’s website (which will have the sticker and links to the proxy voting website) for more information. For example, you may simply write “Please refer to the attached sticker to the Classic Stock Fund prospectus for further information” and attach the sticker to the email (the prospectus sticker is included in the email with this Q&A).

7.	Can Lord Abbett employees receive votes from shareholders?

No, Lord Abbett employees cannot accept votes from shareholders. Votes will be received and recorded by Broadridge Financial Solutions, a proxy solicitation firm. Shareholders will be provided with a website, telephone number and proxy card so that they may vote online, over the phone or by mail, respectively. They may also vote in person at the shareholder meeting on October 11th at 9:00 am at Lord Abbett’s home office.

8.	What are the criteria for each proposal to pass?

The merger proposal will pass if at least two-thirds of Classic Stock Fund’s shares voted at the meeting are voted in favor of the merger, so long as more than 50% of Classic Stock Fund’s outstanding shares vote. The auditor ratification proposal will pass if a majority of the votes cast are in favor of the proposal. Shareholders will vote in proportion to the number of shares they own.

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9.	Can a broker vote any Classic Stock Fund shares that its client, as beneficial owner of the shares, has not voted on the proposals?

Brokers have discretion to vote uninstructed shares on the auditor ratification proposal, but may not vote without client instruction on the merger proposal. If a broker casts a vote with respect to the auditor ratification proposal, it will count towards establishing a quorum for the meeting, but act as a vote against the merger.

10.	If I receive a call from a Classic Stock Fund shareholder who has questions relating to the proposals or would like to vote their shares, to what phone number can I transfer them?

888-991-1294 – this is the toll free number for the Broadridge call center, which will be making outbound calls and taking inbound calls to answer any proxy related questions and receive votes. Shareholders also can call 1-800-690-6903 for the automated phone line (they will need their card and control # to vote this way).

11.	Can Lord Abbett employees advise shareholders whether to vote for or against the proposals?

No, as representatives of Classic Stock Fund’s investment adviser, Lord Abbett employees should not advise shareholders whether to vote for or against the proposals. However, employees may answer questions about the proposals and provide shareholders with details on the voting methods. If a Classic Stock Fund shareholder inquires about whether the Fund has made a recommendation, employees may note that Classic Stock Fund’s Board of Directors has recommended that shareholders vote for the proposals. The basis for the Board’s recommendations is explained in the proxy materials.

12.	If the merger is approved, what are the implications for shareholders of Classic Stock Fund?

If the merger proposal is approved, shareholders of Classic Stock Fund will become shareholders of Calibrated Dividend Growth Fund, and immediately following the merger will own the same dollar value of shares that they owned before the merger.

13.	Are there any tax implications for shareholders?

The merger is expected to be tax free for federal income tax purposes, meaning that the merger is not intended to result in any income, gain or loss being recognized for U.S. federal income tax purposes by either participating fund or its shareholders. In addition, shareholders will not be charged any sales loads, commissions, or transaction fees. The impact of the merger will depend on an investor’s own financial situation; therefore, each shareholder should consult his or her financial advisor.

Despite the tax-free nature of the merger itself, Classic Stock Fund’s sale of portfolio securities to implement its current investment strategies has generated significant capital gains. Consequently, Classic Stock Fund shareholders will receive higher capital gain distributions in 2013 than they would have received absent such repositioning.

14.	If approved, when will the merger take place?

Assuming shareholders approve the reorganization, the merger transaction currently is expected to take place at the close of business on Friday, October 18, 2013. If the required number of votes to approve the proposal is not received by October 11th, the merger may be postponed beyond October 18th to enable additional solicitation.

15.	What will happen to purchase orders for Classic Stock Fund around the time of the merger?

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Classic Stock Fund is expected to remain open for purchases until the time of the merger. In telephone conversations regarding potential purchases of or exchanges into Classic Stock Fund, investors should be informed of the potential merger (or, if the merger has been approved, of the pending merger), as disclosed in the sticker. If received after the close of regular trading on the NYSE on the eve of the merger, purchase orders for, or requests for exchanges into, shares of Classic Stock Fund will be considered purchase orders for, or requests for exchanges into, shares of Calibrated Dividend Growth Fund.

16.	What will happen if Classic Stock Fund shareholders do not approve the proposal?

If Classic Stock Fund shareholders do not approve the proposal, the merger will not take place and the Fund’s Board of Directors may consider pursuing other courses of action on behalf of the Fund.

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